                                     EXHIBIT 11.1

                               CRAGAR INDUSTRIES, INC.
                            COMPUTATION OF LOSS PER SHARE
                        YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                              1997              1996
                                                              ----              ----
 Loss before extraordinary item  . . . . . . . . .    $(4,768,785)       (1,459,333)

 Extraordinary gain from forgiveness of debt . . .         -                 330,489
                                                    ---------------    --------------

 Net loss available to common stockholders . . . .    $(4,768,785)       (1,128,844)
                                                    ---------------    --------------
                                                    ---------------    --------------

 Weighted average shares outstanding . . . . . . .       2,291,278           979,668
                                                    ---------------    --------------
                                                    ---------------    --------------

 Basic net loss per share before extraordinary item   $     (2.08)            (1.49)
                                                    ---------------    --------------
                                                    ---------------    --------------

 Basic net loss per share  . . . . . . . . . . . .    $     (2.08)            (1.15)
                                                    ---------------    --------------
                                                    ---------------    --------------

 Weighted average shares outstanding . . . . . . .       2,291,278           979,668

 Effect of dilutive securities:
                          Stock options and
                          warrants (1) . . . . . .          -                  -
                                                    ---------------    --------------

 Diluted loss per share - weighted average
                          shares outstanding . . .       2,291,278           979,668
                                                    ---------------    --------------
                                                    ---------------    --------------

 Diluted loss per share before extraordinary . . .    $     (2.08)            (1.49)
                                                    ---------------    --------------
                                                    ---------------    --------------

 Diluted loss per share  . . . . . . . . . . . . .    $     (2.08)            (1.15)
                                                    ---------------    --------------
                                                    ---------------    --------------

(1) The Company's outstanding stock options and warrants have an antidilutive effect on net loss per share. As a result, such amounts have been excluded from the computation of diluted loss per share.